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                                                                     Exhibit 5.1
                               THE MONY GROUP INC.
                                  1740 Broadway
                            New York, New York 10019

Bart Schwartz
Senior Vice President and General Counsel

                                                                November 1, 2001

The MONY Group Inc.
1740 Broadway
New York, New York 10019

Ladies and Gentlemen:

     I am Senior Vice President and General Counsel of The MONY Group Inc., a Delaware corporation (the "Company"). I am familiar with the Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company under the Securities Act of 1933, as amended (the "Act"), relating to the registration of shares of the Company's common stock, par value $.01 per share (the "Shares"), to be issued pursuant to the Agreement and Plan of Merger dated as of October 8, 2001 (the "Merger Agreement") among the Company, The Advest Group, Inc., Lebenthal & Co., Inc. and the other parties thereto.

     I or other in-house attorneys for the Company over whom I exercise general supervisory authority have reviewed such documents and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In making such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies.

     Based upon and subject to the limitations, assumptions, qualifications and exceptions set forth herein, I am of the opinion that, when issued in accordance with the terms of the Merger Agreement, the Shares will be validly issued, fully paid and non-assessable.

     I am a member of the bar of the State of New York and I do not express an opinion herein concerning any laws other than the laws of the United States of America and the General Corporation Law of the State of Delaware.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to me under the caption "Legal Opinion" in the prospectus constituting a part of the Registration Statement.

                                                              Very truly yours,



                                                              /s/ Bart Schwartz
                                                              -----------------
                                                              Bart Schwartz